[EXHIBIT 23.1]

                     CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated August 16th, 2006, relating to the financial statements of MedGen, Inc. as of June 30, 2006, and the years ended September 30, 2005 and 2004, and the reference to our firm as experts in the Registration Statement.



/s/Stark Winter Schenkein & Co., LLP
Certified Public Accountants


August 16, 2006
Denver, Colorado